Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
December 31, 2020

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 and for fiscal year ended December 31, 2020 when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Geographic Diversification
As of December 31, 2020
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,604,510	13%
New York	2	1,468,668	12%
Georgia	3	1,121,579	9%
Pennsylvania	3	999,416	8%
Texas	2	823,557	7%
Michigan	2	671,560	6%
Delaware	1	557,392	5%
Alabama	1	554,649	5%
New Jersey	1	489,718	4%
Tennessee	1	447,810	4%
North Carolina	2	422,895	4%
Ohio	1	411,915	3%
Arizona	1	410,753	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,717	3%
Louisiana	1	321,066	3%
Connecticut	1	311,299	3%
New Hampshire	1	250,107	2%
Total	31	11,873,193	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,676	50.00%
Ottawa, ON	1	357,217	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	7	2,212,287

Grand Total	38	14,085,480

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 12/31/20	% Occupied 12/31/20	% Occupied 09/30/20	% Occupied 12/31/19
Deer Park, NY	739,110	89%	93%	99%
Riverhead, NY	729,558	89%	92%	97%
Rehoboth Beach, DE	557,392	92%	93%	99%
Foley, AL	554,649	89%	89%	94%
Atlantic City, NJ	489,718	79%	79%	80%
San Marcos, TX	471,816	91%	93%	96%
Sevierville, TN	447,810	99%	99%	100%
Savannah, GA	429,089	97%	99%	98%
Myrtle Beach Hwy 501, SC	426,523	98%	98%	98%
Jeffersonville, OH	411,915	78%	80%	92%
Glendale, AZ (Westgate)	410,753	95%	92%	100%
Myrtle Beach Hwy 17, SC	403,425	100%	99%	100%
Charleston, SC	386,328	95%	93%	100%
Lancaster, PA	375,857	98%	97%	95%
Pittsburgh, PA	373,863	91%	92%	97%
Commerce, GA	371,408	93%	94%	97%
Grand Rapids, MI	357,122	87%	89%	97%
Fort Worth, TX	351,741	98%	99%	100%
Daytona Beach, FL	351,721	98%	97%	99%
Branson, MO	329,861	98%	100%	100%
Southaven, MS	324,717	98%	97%	100%
Locust Grove, GA	321,082	96%	98%	100%
Gonzales, LA	321,066	98%	97%	99%
Mebane, NC	318,886	97%	97%	100%
Howell, MI	314,438	76%	80%	94%
Mashantucket, CT (Foxwoods)	311,299	81%	88%	95%
Tilton, NH	250,107	84%	87%	96%
Hershey, PA	249,696	95%	100%	100%
Hilton Head II, SC	206,564	93%	89%	92%
Hilton Head I, SC	181,670	95%	93%	100%
Blowing Rock, NC	104,009	85%	89%	89%
Terrell, TX	N/A	N/A	N/A	97%
Total	11,873,193	92%	93%	97%

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Unconsolidated joint venture properties

Location	Total GLA 12/31/20	% Occupied 12/31/20	% Occupied 09/30/20	% Occupied 12/31/19
Charlotte, NC	398,676	98%	98%	99%
Ottawa, ON	357,217	96%	96%	97%
Columbus, OH	355,245	95%	97%	98%
Texas City, TX (Galveston/Houston)	352,705	93%	91%	98%
National Harbor, MD	341,156	99%	99%	99%
Cookstown, ON	307,883	94%	92%	100%
Saint-Sauveur, QC	99,405	87%	87%	92%
Total	2,212,287	96%	95%	98%

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
92%
93%
94%
94%
97%
96%
96%
95%
97%
12/20
09/20
06/20
03/20
12/19
9/19
6/19
03/19
12/18
Period Ending

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Outlet Center Ranking as of December 31, 2020 (1)

Ranking (2)				Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5				92%	2,649	22%	30%
Centers 6 - 10				97%	1,985	17%	23%
Centers 11 - 15				94%	1,496	13%	12%
Centers 16 - 20				92%	1,969	17%	15%
Centers 21 - 25				90%	2,064	17%	14%
Centers 26 - 31				86%	1,710	14%	6%

Ranking (2)				Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5				92%	2,649	22%	30%
Centers 1 - 10				94%	4,634	39%	53%
Centers 1 - 15				94%	6,130	52%	65%
Centers 1 - 20				94%	8,099	69%	80%
Centers 1 - 25				93%	10,163	86%	94%
Centers 1 - 31				92%	11,873	100%	100%

Unconsolidated centers (4)				96%	1,448	n/a	n/a
Domestic centers (5)				92%	13,321	n/a	n/a

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended December 31, 2020, and sales per square foot include stores that have been occupied for a minimum of 12 months and are less than 20,000 square feet. Due to the portfolio-wide store closures experienced during the second quarter of 2020 as a result of COVID-19 mandates, sales per square foot is not separately presented herein.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Locust Grove, GA	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Mebane, NC	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE
	Centers 11 - 15:	Charleston, SC	Gonzales, LA	Grand Rapids, MI	Hershey, PA	Hilton Head I, SC
	Centers 16 - 20:	Atlantic City, NJ	Fort Worth, TX	Pittsburgh, PA	Savannah, GA	Southaven, MS
	Centers 21 - 25:	Commerce, GA	Daytona Beach, FL	Foley, AL	Howell, MI	San Marcos, TX
	Centers 26 - 31:	Blowing Rock, NC	Hilton Head II, SC	Jeffersonville, OH	Mashantucket, CT (Foxwoods)	Myrtle Beach Hwy 501, SC	Tilton, NH

(3)	Based on the Company’s forecast of 2021 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of December 31, 2020 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 and December 31, 2020, when available.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City, TX (Galveston/Houston)
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of December 31, 2020 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
The Gap, Inc.	Gap, Banana Republic, Janie & Jack, Old Navy	94	926,819	7.8%	6.6%	19
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	59	376,121	3.2%	4.5%	14
Ascena Retail Group, Inc.	LOFT, Ann Taylor, Lane Bryant, Justice	59	359,893	3.0%	3.6%	8
Under Armour, Inc.	Under Armour, Under Armour Kids	30	233,877	2.0%	3.1%	6
SPARC Group	Aéropostale, Brooks Brothers, Forever 21, Lucky Brands, Nautica	61	361,884	3.0%	3.1%	8
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	40	276,204	2.3%	3.0%	7
Nike, Inc.	Nike, Converse, Hurley	35	404,195	3.4%	2.9%	9
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	47	224,149	1.9%	2.7%	11
Carter’s, Inc.	Carters, OshKosh B Gosh	48	211,701	1.8%	2.3%	10
Adidas AG	Adidas, Reebok	31	198,425	1.7%	2.2%	11
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	37	178,607	1.5%	2.2%	2
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	28	138,454	1.2%	2.1%	5
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	48	108,923	0.9%	2.1%	8
Columbia Sportswear Company	Columbia Sportswear	19	147,361	1.2%	2.0%	6
Skechers USA, Inc.	Skechers	29	158,067	1.3%	2.0%	6
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	40	116,231	1.0%	2.0%	5
V. F. Corporation	The North Face, Vans, Timberland, Dickies	27	143,207	1.2%	1.9%	2
Express Inc.	Express Factory	24	168,000	1.4%	1.8%	4
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	31	160,018	1.4%	1.7%	10
Levi Strauss & Co.	Levi's	28	116,486	1.0%	1.6%	5
L Brands, Inc.	Bath & Body Works, Victoria's Secret, Pink by Victoria's Secret	30	118,516	1.0%	1.6%	7
Rack Room Shoes, Inc.	Rack Room Shoes	22	129,699	1.1%	1.6%	2
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	51	74,228	0.6%	1.6%	10
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall, Club Monaco	33	358,736	3.0%	1.6%	6
Childrens Place	Childrens Place	23	136,276	1.2%	1.5%	5
Total of Top 25 tenants		974	5,826,077	49.1%	61.3%	186
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases.
(2)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Lease Expirations as of December 31, 2020

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 5.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Capital Expenditures (in thousands)

	Year ended
	December 31,
	2020	2019
Value-enhancing:
New center developments and expansions	$2,432	$8,865
Other	1,074	1,584
	3,506	10,449
Recurring capital expenditures:
Second generation tenant allowances	12,273	18,189
Operational capital expenditures	9,205	18,549
Renovations	5,505	2,930
	26,983	39,668
Total additions to rental property-accrual basis	30,489	50,117
Conversion from accrual to cash basis	(1,923)	(2,232)
Total additions to rental property-cash basis	$28,566	$47,885

Leasing Activity

Re-tenant(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
12/31/2020	70	350	$30.44	$66.43	6.96	$20.90
12/31/2019	113	460	$38.93	$43.48	7.89	$33.42

Renewal(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
12/31/2020	209	1,132	$25.33	$1.23	3.79	$25.01
12/31/2019	224	1,064	$31.91	$0.59	3.54	$31.74

Total(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
12/31/2020	279	1,483	$26.54	$16.64	4.54	$22.87
12/31/2019	337	1,524	$34.03	$13.54	4.85	$31.24
(1)Represents change in rent (base rent and common area maintenance (“CAM”)) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases.
(2)Includes other landlord costs.
(3)Net average straight-line base rent is calculated by dividing the average tenant allowance costs per square foot by the average initial term and subtracting this calculated number from the average straight-line base rent per year amount. The average annual straight-line base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants. The average tenant allowance disclosed in the table above includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Leasing Activity(1)

	TTM ended	TTM ended
All Lease Terms	12/31/2020	12/31/2019
Re-tenanted Space:
Number of leases	70	113
Gross leasable area	350,402	460,170
New initial rent per square foot	$28.06	$35.28
Prior expiring rent per square foot	$33.77	$36.13
Percent decrease	(16.9)%	(2.4)%

New straight-line rent per square foot	$30.44	$38.93
Prior straight-line rent per square foot	$32.43	$35.88
Percent increase (decrease)	(6.1)%	8.5%

Renewed Space:
Number of leases	209	224
Gross leasable area	1,132,125	1,064,262
New initial rent per square foot	$24.73	$30.98
Prior expiring rent per square foot	$27.30	$31.22
Percent decrease	(9.4)%	(0.8)%

New straight-line rent per square foot	$25.33	$31.91
Prior straight-line rent per square foot	$27.23	$31.93
Percent decrease	(7.0)%	(0.1)%

Total Re-tenanted and Renewed Space:
Number of leases	279	337
Gross leasable area	1,482,527	1,524,432
New initial rent per square foot	$25.51	$32.28
Prior expiring rent per square foot	$28.83	$32.70
Percent decrease	(11.5)%	(1.3)%

New straight-line rent per square foot	$26.54	$34.03
Prior straight-line rent per square foot	$28.46	$33.12
Percent increase (decrease)	(6.7)%	2.7%
(1)For consolidated properties owned as of the period-end date. Represents change in rent (base rent and CAM) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods, except for license agreements, seasonal tenants, and month-to-month leases.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Consolidated Balance Sheets (dollars in thousands)

	December 31,	December 31,
	2020	2019
Assets
Rental property:
Land	$265,968	$266,537
Buildings, improvements and fixtures	2,527,404	2,630,357
	2,793,372	2,896,894
Accumulated depreciation	(1,054,993)	(1,009,951)
Total rental property, net	1,738,379	1,886,943
Cash and cash equivalents	84,832	16,672
Investments in unconsolidated joint ventures	94,579	94,691
Deferred lease costs and other intangibles, net	84,960	96,712
Operating lease right-of-use assets	81,499	86,575
Prepaids and other assets	105,282	103,618
Total assets	$2,189,531	$2,285,211

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,140,576	$1,138,603
Unsecured term loan, net	347,370	347,367
Mortgages payable, net	79,940	83,803
Unsecured lines of credit	—	—
Total debt	1,567,886	1,569,773
Accounts payable and accrued expenses	88,253	79,562
Operating lease liabilities (1)	90,105	91,237
Other liabilities	84,404	88,530
Total liabilities	1,830,648	1,829,102
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 93,569,801 and 92,892,260 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	936	929
Paid in capital	787,143	775,035
Accumulated distributions in excess of net income	(420,104)	(317,263)
Accumulated other comprehensive loss	(26,585)	(25,495)
Equity attributable to Tanger Factory Outlet Centers, Inc.	341,390	433,206
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	17,493	22,903
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	358,883	456,109
Total liabilities and equity	$2,189,531	$2,285,211

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Rental revenues	$106,850	$116,557	$377,932	$463,946
Management, leasing and other services	1,574	1,476	4,936	5,419
Other revenues	2,731	2,459	7,123	8,983
Total revenues	111,155	120,492	389,991	478,348
Expenses:
Property operating	35,144	39,482	137,135	157,734
General and administrative	12,402	12,880	47,733	53,790
Impairment charges	21,551	37,610	67,226	37,610
Depreciation and amortization	29,177	30,305	117,143	123,314
Total expenses	98,274	120,277	369,237	372,448
Other income (expense):
Interest expense	(15,356)	(15,034)	(63,142)	(61,672)
Gain on sale of assets	—	—	2,324	43,422
Other income (expense)	136	205	925	(2,761)
Total other income (expense)	(15,220)	(14,829)	(59,893)	(21,011)
Income (loss) before equity in earnings of unconsolidated joint ventures	(2,339)	(14,614)	(39,139)	84,889
Equity in earnings of unconsolidated joint ventures	2,616	2,235	1,126	7,839
Net income (loss)	277	(12,379)	(38,013)	92,728
Noncontrolling interests in Operating Partnership	(14)	630	1,925	(4,678)
Noncontrolling interests in other consolidated partnerships	—	—	(190)	(195)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	263	(11,749)	(36,278)	87,855
Allocation of earnings to participating securities	(3)	(306)	(692)	(1,336)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$260	$(12,055)	$(36,970)	$86,519

Basic earnings per common share:
Net income (loss)	$—	$(0.13)	$(0.40)	$0.93

Diluted earnings per common share:
Net income (loss)	$—	$(0.13)	$(0.40)	$0.93

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in rental revenues:

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Rental revenues:
Base rentals	$72,652	$78,051	$268,537	$309,974
Percentage rentals	2,703	3,631	5,947	10,627
Tenant expense reimbursements	31,511	34,515	114,927	136,256
Lease termination fees	4,125	89	12,125	1,615
Market rent adjustments	(68)	(273)	(2,350)	(1,044)
Straight-line rent adjustments	(955)	783	(3,372)	7,721
Uncollectible tenant revenues	(3,118)	(239)	(17,882)	(1,203)
Rental revenues	$106,850	$116,557	$377,932	$463,946

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Rental Revenues Collection Status (in thousands)

	4Q20		3Q20		2Q20
	Rents Billed (1)	% of Billed	Rents Billed (1)	% of Billed	Rents Billed (1)	% of Billed
Collection Status (as of January 31, 2021)
Paid	$83,281	95%	$86,682	91%	$61,139	63%
Expected	278	—%	113	—%	404	—%
Payment received or expected	$83,559	95%	$86,795	91%	$61,543	63%

Deferred	507	1%	473	1%	9,361	9%
Under negotiation	702	1%	755	1%	1,760	2%
Deferred or under negotiation	$1,209	2%	$1,228	2%	$11,121	11%

Net rents recognized before reserves & straight-line adjustments	$84,768	97%	$88,023	93%	$72,664	74%

One-time rent concessions in exchange for landlord-favorable amendments to lease structure	1,205	1%	2,829	3%	13,687	14%
Bankruptcy related, primarily pre-petition rents	821	1%	3,015	3%	9,290	10%
At risk due to tenant financial weakness	1,116	1%	934	1%	1,867	2%
Do not expect to collect (written off)	$3,142	3%	$6,778	7%	$24,844	26%

Total rents billed	$87,910	100%	$94,801	100%	$97,508	100%
(1) Excludes variable revenue which is derived from tenant sales and lease termination fees.

Rental Revenue Impact - 4Q 2020
Base rentals	$(2,702)
Tenant reimbursements	(828)
Uncollectible tenant rents	3,118

Total before straight-line rent adjustments	$(412)

Straight-line rent adjustments	1,118

Total rental revenues impact	$706

Rental Revenue Impact - Combined 2Q through 4Q
Base rentals	$15,867
Tenant reimbursements	7,130
Uncollectible tenant rents	17,043

Total before straight-line rent adjustments	$40,040

Straight-line rent adjustments	7,221

Total rental revenues impact	$47,261

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2020, except for Net Operating Income (“NOI”) which is for the year ended December 31, 2020, about various unconsolidated real estate joint ventures in which we have an ownership interest
(dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Share of Total Assets	Tanger’s Share of NOI	Tanger’s Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,676	$39.9	$5.3	$49.8
Columbus	Columbus, OH	50.0%	355,245	38.0	4.6	35.4
Galveston/Houston	Texas City, TX	50.0%	352,705	21.9	3.1	40.0
National Harbor	National Harbor, MD	50.0%	341,156	39.4	4.3	47.2
RioCan Canada (2)	Various	50.0%	764,505	92.2	4.4	—
Total			2,212,287	$231.4	$21.7	$172.4
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot outlet center in Cookstown, Ontario; a 357,217 square foot outlet center in Ottawa, Ontario; and a 99,405 square foot outlet center in Saint-Sauveur, Quebec.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Debt Outstanding Summary
As of December 31, 2020
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$—	$—	LIBOR(4) + 1.0%	1.3%	10/28/2022	1.8
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	2.9
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	3.9
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	5.7
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	6.5
Unsecured term loan	350,000	350,000	LIBOR(4) + 1.0%	2.6%	4/22/2024	3.3
Net debt discounts and debt origination costs	(12,054)	(12,054)
Total net unsecured debt	1,487,946	1,487,946		3.5%		4.5
Secured mortgage debt:
Atlantic City, NJ	27,343	27,343	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	4.4
Southaven, MS	51,400	51,400	LIBOR + 1.80%	3.8%	4/29/2023	2.3
Debt premium and debt origination costs	1,197	1,197
Total net secured mortgage debt	79,940	79,940		4.2%		3.0
Total consolidated debt	1,567,886	1,567,886		3.6%		4.5
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	7.5
Columbus (5)	71,000	35,500	LIBOR + 1.85%	2.0%	11/28/2022	1.9
Galveston/Houston	80,000	40,000	LIBOR + 1.65%	1.8%	7/1/2022	1.5
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	9.0
Debt origination costs	(1,144)	(572)
Total unconsolidated JV net debt	344,856	172,428		3.3%		5.4
Total	$1,912,742	$1,740,314		3.5%		4.6
(1)The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 20 for additional details.
(2)Includes applicable extensions available at our option.
(3)The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.
(4)If LIBOR is less than 0.25% per annum, the rate will be deemed to be 0.25% for the portions of the lines of credit and bank term loan that are not fixed with an interest rate swap.
(5)In December 2020, the Columbus joint venture amended the mortgage loan to extend the maturity to November 2022, which required a reduction in principal balance from $85.0 million to $71.0 million. The amendment increased the interest rate from LIBOR + 1.65% to LIBOR + 1.85% and the mortgage loan guarantee by us was increased from $6.4 million to $11.9 million. We are providing property management, marketing and leasing services to the joint venture.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Summary of Our Share of Fixed and Variable Rate Debt
As of December 31, 2020
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	99%	$1,556,515	3.6%	4.5
Variable	1%	11,371	1.9%	2.3
	100%	1,567,886	3.6%	4.5
Unconsolidated Joint ventures:
Fixed	56%	$97,040	4.4%	8.2
Variable	44%	75,388	1.9%	1.7
	100%	172,428	3.3%	5.4
Total:
Fixed	95%	$1,653,555	3.7%	4.9
Variable	5%	86,759	1.9%	1.7
Total share of debt	100%	$1,740,314	3.5%	4.6
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 1.7% on notional amounts aggregating $390.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate		Company Fixed Pay Rate
Interest rate swaps:
April 13, 2016	January 1, 2021	$175,000	1	month LIBOR	1.03%
March 1, 2018	January 31, 2021	40,000	1	month LIBOR	2.47%
August 14, 2018	January 1, 2021	150,000	1	month LIBOR	2.20%
July 1, 2019	February 1, 2024	25,000	1	month LIBOR	1.75%
Total		$390,000

Forward starting interest rate swap agreements:
January 1, 2021	February 1, 2024	$150,000	1	month LIBOR	0.60%
January 1, 2021	February 1, 2024	$100,000	1	month LIBOR	0.22%

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Future Scheduled Principal Payments (dollars in thousands)(1)
As of December 31, 2020

Year	Tanger Consolidated Payments	Tanger’s Share of Unconsolidated JV Payments	Total Scheduled Payments
2021	$5,793	$—	$5,793
2022	4,436	75,500	79,936
2023	306,168	1,031	307,199
2024	605,140	1,636	606,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030	—	41,538	41,538
2031 & thereafter	—	—	—
	$1,578,743	$173,000	$1,751,743
Net debt discounts and debt origination costs	(10,857)	(572)	(11,429)
	$1,567,886	$172,428	$1,740,314
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of December 31, 2020

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	46%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	210%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	3.8	Yes
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of December 31, 2020

	Required	Actual	Compliance
Total Liabilities to Total Adjusted Asset Value (2)	<65%	36%	Yes
Secured Indebtedness to Adjusted Unencumbered Asset Value	<35%	5%	Yes
EBITDA to Fixed Charges	>1.5	3.4	Yes
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value (2)	<65%	33%	Yes
Unencumbered Interest Coverage Ratio	>1.5	3.8	Yes
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)Leverage ratios are based on a trailing three-month period annualized at December 31, 2020.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings (in thousands, except per share data)

	December 31,		December 31,
	2020		2019
Enterprise Value:
Market value:
Common shares outstanding	93,570		92,892
Exchangeable operating partnership units	4,795		4,911
Total shares (1)	98,364		97,803
Common share price	$9.96		$14.73
Total market value (1)	$979,710		$1,440,645

Debt:
Senior, unsecured notes	$1,150,000		$1,150,000
Unsecured term loans	350,000		350,000
Mortgages payable	78,743		82,309
Unsecured lines of credit	—		—
Total principal debt	1,578,743		1,582,309
Less: Net debt discounts	(2,851)		(3,334)
Less: Debt origination costs	(8,006)		(9,202)
Total debt	1,567,886		1,569,773
Total enterprise value	$2,547,596		$3,010,418

Net Debt:
Total debt	$1,567,886		$1,569,773
Less: Cash and cash equivalents	(84,832)		(16,672)
Net debt	$1,483,054		$1,553,101

Liquidity:
Cash and cash equivalents	$84,832		$16,672
Unused capacity under unsecured lines of credit (2)	600,000		599,830
Total liquidity	$684,832		$616,502

Ratios (3):
Net debt to Adjusted EBITDA (4)	7.1	x	5.5	x
Interest coverage (Adjusted EBITDA / interest expense) (4)	3.3	x	4.5	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Unused capacity under the Company’s $600.0 million unsecured lines of credit is reduced by $170,000 at December 31, 2019 related to outstanding letters of credit (none at December 31, 2020).
(3)Ratios are presented for the trailing twelve-month period.
(4)Adjusted EBITDA is a non-GAAP measure. Refer to page 29 for a reconciliation of net income to Adjusted EBITDA.

Credit Ratings and Outlook:
Moody’s Investors Services	Baa2	Negative
Standard & Poor’s Ratings Services	BBB	Negative

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

NON-GAAP SUPPLEMENTAL MEASURES

Beginning with the three months ended March 31, 2020, we elected to supplement our disclosure with three additional non-GAAP measures, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre (each as defined below), that are commonly provided in the REIT industry. See “Adjusted EBITDA, EBITDAre and Adjusted EBITDAre” below for more information. We also now refer to Adjusted Funds from Operations (“AFFO”) as Core Funds From Operations (“Core FFO”), but there has been no change to the definition of this measure.

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO (formerly referred to as AFFO) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and executive officer retirement, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and executive officer retirement, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Reconciliation of Net Income (Loss) to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$277	$(12,379)	$(38,013)	$92,728
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	28,487	29,707	114,021	120,856
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,986	3,059	12,024	12,512
Impairment charges - consolidated (1)	21,551	37,610	67,226	37,610
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Foreign currency loss from sale of joint venture property	—	—	—	3,641
Gain on sale of assets	—	—	(2,324)	(43,422)
FFO	53,301	57,997	156,025	223,925
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(190)	(195)
Allocation of earnings to participating securities	(560)	(489)	(1,713)	(1,991)
FFO available to common shareholders (2)	$52,741	$57,508	$154,122	$221,739
As further adjusted for:
Compensation related to voluntary retirement plan and executive officer retirement (3)	573	—	573	4,371
Gain on sale of outparcel - unconsolidated joint ventures	(992)	—	(992)	—
Impact of above adjustments to the allocation of earnings to participating securities	5	—	5	(35)
Core FFO available to common shareholders (2)	$52,327	$57,508	$153,708	$226,075
FFO available to common shareholders per share - diluted (2)	$0.54	$0.59	$1.58	$2.27
Core FFO available to common shareholders per share - diluted (2)	$0.54	$0.59	$1.57	$2.31

Weighted Average Shares:
Basic weighted average common shares	92,686	92,243	92,618	92,808
Effect of outstanding options	183	—	—	—
Diluted weighted average common shares (for earnings per share computations)	92,869	92,243	92,618	92,808
Effect of outstanding options	—	—	94	—
Exchangeable operating partnership units	4,878	4,949	4,903	4,958
Diluted weighted average common shares (for FFO per share computations) (2)	97,747	97,192	97,615	97,766
(1)Includes $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)The 2019 amount represents the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement. The 2020 amount represents compensation cost related to a voluntary retirement plan offer which required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
FFO available to common shareholders	$52,741	$57,508	$154,122	$221,739
Adjusted for:
Corporate depreciation excluded above	690	598	3,122	2,458
Amortization of finance costs	997	758	3,583	3,004
Amortization of net debt discount	123	115	482	448
Amortization of equity-based compensation	2,951	3,749	12,517	18,120
Straight-line rent adjustments	955	(317)	3,372	(7,721)
Market rent adjustments	161	365	2,721	1,432
Second generation tenant allowances and lease incentives	(3,724)	(3,018)	(17,443)	(18,189)
Capital improvements	(2,729)	(6,800)	(14,709)	(21,478)
Adjustments from unconsolidated joint ventures	371	(408)	(108)	(1,662)
FAD available to common shareholders (1)	$52,536	$52,550	$147,659	$198,151
Dividends per share	$—	$0.3550	$0.7125	$1.4150
FFO payout ratio	—%	60%	45%	62%
FAD payout ratio	—%	66%	47%	70%
Diluted weighted average common shares (1)	97,747	97,192	97,615	97,766
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$277	$(12,379)	$(38,013)	$92,728
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,616)	(2,235)	(1,126)	(7,839)
Interest expense	15,356	15,034	63,142	61,672
Gain on sale of assets	—	—	(2,324)	(43,422)
Other (income) expense	(136)	(205)	(925)	2,761
Impairment charges	21,551	37,610	67,226	37,610
Depreciation and amortization	29,177	30,305	117,143	123,314
Other non-property expenses	197	555	1,359	1,049
Corporate general and administrative expenses	12,413	12,852	48,172	53,881
Non-cash adjustments (1)	1,138	(409)	6,170	(6,237)
Lease termination fees	(4,125)	(89)	(12,125)	(1,615)
Portfolio NOI	73,232	81,039	248,699	313,902
Non-same center NOI (2)	(331)	(382)	(728)	(5,993)
Same Center NOI	$72,901	$80,657	$247,971	$307,909
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019
Terrell	August 2020

Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended			Year ended
	December 31,		%	December 31,		%
	2020	2019	Change	2020	2019	Change
Same Center Revenues:
Rental revenues	$103,415	$115,174	-10.2%	$369,806	$445,449	-17.0%
Other revenues	2,766	2,519	9.8%	7,682	9,458	-18.8%
Total same center revenues	106,181	117,693	-9.8%	377,488	454,907	-17.0%
Same Center Expenses:
Property operating	33,266	37,011	-10.1%	129,480	146,901	-11.9%
General and administrative	14	25	-44.0%	37	97	-61.9%
Total same center expenses	33,280	37,036	-10.1%	129,517	146,998	-11.9%
Same Center NOI	$72,901	$80,657	-9.6%	$247,971	$307,909	-19.5%

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$277	$(12,379)	$(38,013)	$92,728
Adjusted to exclude:
Interest expense	15,356	15,034	63,142	61,672
Depreciation and amortization	29,177	30,305	117,143	123,314
Impairment charges - consolidated(1)	21,551	37,610	67,226	37,610
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Loss on sale of joint venture property, including foreign currency effect	—	—	—	3,641
Gain on sale of assets	—	—	(2,324)	(43,422)
Compensation related to voluntary retirement plan and executive officer retirement (2)	573	—	573	4,371
Gain on sale of outparcel - unconsolidated joint ventures	(992)	—	(992)	—
Adjusted EBITDA	$65,942	$70,570	$209,846	$279,914

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019

Net income (loss)	$277	$(12,379)	$(38,013)	$92,728
Adjusted to exclude:
Interest expense	15,356	15,034	63,142	61,672
Depreciation and amortization	29,177	30,305	117,143	123,314
Impairment charges - consolidated (1)	21,551	37,610	67,226	37,610
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Loss on sale of joint venture property, including foreign currency effect	—	—	—	3,641
Gain on sale of assets	—	—	(2,324)	(43,422)
Pro-rata share of interest expense - unconsolidated joint ventures	1,550	1,952	6,545	8,117
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	2,985	3,058	12,024	12,458
EBITDAre	$70,896	$75,580	$228,834	$296,118
Compensation related to voluntary retirement plan and executive officer retirement (2)	573	—	573	4,371
Gain on sale of outparcel - unconsolidated joint ventures	(992)	—	(992)	—
Adjusted EBITDAre	$70,477	$75,580	$228,415	$300,489
(1)Includes $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)The 2019 amount represents the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement. The 2020 amount represents compensation cost related to a voluntary retirement plan offer which required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2020 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$43,430
Buildings, improvements and fixtures	235,899
Construction in progress	1,488
280,817
Accumulated depreciation	(72,905)
Total rental property, net	207,912
Cash and cash equivalents	10,736
Deferred lease costs and other intangibles, net	2,425
Prepaids and other assets	10,281
Total assets	$231,354
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$172,428
Accounts payable and accruals	8,714
Total liabilities	181,142
Owners’ equity	50,212
Total liabilities and owners’ equity	$231,354
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.6 million as of December 31, 2020 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Non-GAAP Pro Rata Statement of Operations Information for the year ended December 31, 2020 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$38,041
Other revenues	—	392
Total revenues	—	38,433
Expense:
Property operating	—	16,526
General and administrative	—	197
Depreciation and amortization	—	12,024
Impairment charges	—	3,091
Total expenses	—	31,838
Other income (expense):
Interest expense	—	(6,545)
Other income (expenses)	(190)	1,076
Total other income (expense)	$(190)	$(5,469)
Net income (loss)	$(190)	$1,126

The table below provides details of the components included in our share of rental revenues for the year ended December 31, 2020 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$23,218
Percentage rentals	—	925
Tenant expense reimbursements	—	15,145
Lease termination fees	—	671
Market rent adjustments	—	(82)
Straight-line rent adjustments	—	(283)
Uncollectible tenant revenues	—	(1,553)
Rental revenues	$—	$38,041

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 12/31/2020